UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

April 1, 2025

PATTERSON COMPANIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	0-20572	41-0886515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1031 Mendota Heights Road

St. Paul, Minnesota 55120

(Address of Principal Executive Offices, including Zip Code)

(651) 686-1600

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	PDCO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 1, 2025, Patterson Companies, Inc. (“Patterson” or the “Company”) held a Special Meeting of Shareholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger (the “Merger Agreement”) dated December 10, 2024 between the Company, Paradigm Parent, LLC, a Delaware limited liability company (“Parent”), and Paradigm Merger Sub, Inc., a Minnesota corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are indirect subsidiaries of funds managed and advised by Patient Square Capital, a dedicated health care investment firm. The Merger Agreement provides that, among other things, upon the terms and subject to the conditions of the Merger Agreement, at closing (the “Effective Time”), Merger Sub will merge with and into Patterson, with Patterson continuing as the surviving corporation and as a wholly owned subsidiary of Parent (the “Merger”). At the Effective Time, by virtue of the Merger, each share of common stock of the Company issued and outstanding immediately prior to the Effective Time will be converted automatically into the right to receive $31.35 per share in cash. After the Merger, Patterson will cease to be a publicly traded company and will no longer be obligated to file periodic reports with the SEC.

At the Special Meeting, the Company’s shareholders voted on three proposals as set forth below, each of which was described in detail in the Company’s definitive proxy statement, dated February 27, 2025, and as amended and supplemented on March 24, 2025, as filed with the Securities and Exchange Commission (the “Proxy Statement”). The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each proposal voted upon are set forth below (proposal numbers correspond to the proposal numbers used in the Proxy Statement).

As of the close of business on February 20, 2025, the record date for the Special Meeting, there were 88,473,849 shares of Patterson common stock par value $0.01 (“Common Stock”) outstanding and entitled to be voted at the Special Meeting. A total of 74,365,208 shares of common stock, representing approximately 84% of the shares of Common Stock outstanding as of the record date for the Special Meeting, were represented in person or by proxy and entitled to vote at the Special Meeting, and constituted a quorum to conduct business at the Special Meeting.

1.	Proposal 1: The approval of a proposal to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger.

This proposal was approved as set forth below:

Shares Voted For	Shares Voted Against	Abstentions
73,918,642	251,952	194,614

2.

Proposal 2: The approval of a proposal to adjourn the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger, at the time of the Special Meeting.

This proposal was approved as set forth below:

Shares Voted For	Shares Voted Against	Abstentions
68,240,368	5,807,560	317,280

In light of the approval of Proposal 1, Proposal 2 was rendered moot.

3.	Proposal 3: The approval, on a non-binding, advisory basis, of certain compensation that will or may become payable to certain named executive officers of the Company in connection with the Merger.

This proposal was approved as set forth below:

Shares Voted For	Shares Voted Against	Abstentions
69,422,044	3,842,808	1,100,356

Item 8.01	Other Events.

On April 1, 2025, the Company issued a press release announcing the results of the Special Meeting. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Patterson Companies, Inc., dated April 1, 2025.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATTERSON COMPANIES, INC.

By:	/s/ Les B. Korsh
Les B. Korsh
Chief Legal Officer and Corporate Secretary

Dated: April 1, 2025